Exhibit 3.1

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “GRIT BXNG AT HOME, LLC”, FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF AUGUST, A.D. 2020, AT 11:07 O’CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
3503260 8100 SR# 20206869246	Authentication: 203517064 Date: 08-21-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 11:07 AM 08/21/2020 FILED 11:07 AM 08/21/2020 SR 20206869246 - File Number 3503260

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the Limited liability company is GRIT BXNG At Home LLC

2. The Registered Office of the limited liability company in the State of Delaware is located at 251 Little Falls Drive (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company.

By:	/s/ William Zanker
Authorized Person

Name:	William Zanker
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